Exhibit 5.1

Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, ON, Canada K1P 1H4 T +1 613 783 9600 F +1 613 783 9690	Salans FMC SNR Denton dentons.com

July 8, 2014

DragonWave Inc.

411 Legget Drive, Suite 600

Ottawa, Ontario K2K 3C9

Dear Sirs/Mesdames:

Re:                             DragonWave Inc. — Form S-8 Registration Statement

We are counsel to DragonWave Inc. (the “Corporation”) and are rendering this opinion at the request of the Corporation in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Corporation under the United States Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission in respect of common shares of the Corporation (the “Plan Shares”) issuable pursuant to the Share Based Compensation Plan of the Corporation, as amended (the “Plan”), including those common shares issuable pursuant to restricted share units, performance share units, deferred share units and options granted under the Plan.

In connection with rendering this opinion, we have, among other things:

(a)                                 examined, among other things,

(i)                                     a certified copy dated July 4, 2014 of the articles and by-laws of the Corporation,

(ii)                                  a certificate of compliance dated July 4, 2014 issued pursuant to the provisions of the Canada Business Corporations Act relating to the Corporation, and

(iii)                               a certified copy dated July 3, 2014 of resolutions passed by the directors and shareholders of the Corporation approving the Plan; and

(b)                                 considered such questions of law, made such investigations and examined such originals, facsimiles or copies, certified or otherwise identified to our satisfaction of such additional records of corporate proceedings, certificates and other documents as we have considered relevant or necessary in order to render the opinion expressed below.

For the purposes of this opinion, we have assumed:

(a)                                 that each of the Plan Shares issued pursuant to the Plan has been, or will be, issued in compliance with all legal, regulatory and other requirements and in compliance with the Plan;

(b)                                 that each of the Plan Shares will be issued in compliance with all applicable securities laws; and

(c)                                  with respect to all documents examined by us, the genuineness of all signatures, the legal capacity at all relevant times of any natural person signing any such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including facsimiles) and the truthfulness and accuracy of the corporate records of the Corporation and of all certificates of public officials and officers of the Corporation.

We are solicitors qualified to carry on the practice of law in the Province of Ontario and we express no opinion as to any laws or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based on and relying on the foregoing and subject to the qualifications hereinbefore set forth, we are of the opinion that upon the issue of the Plan Shares in compliance with the terms of the Plan, including the receipt by the Corporation of the exercise price therefore for Plan Shares issuable on the exercise of options, such Plan Shares will be legally issued as fully paid and non-assessable shares of the Corporation.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our firm name where it appears in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the United States Securities Exchange Commission thereunder.

This opinion relates exclusively to the Registration Statement, is for the sole use and benefit of the Corporation and solely for the purpose referred to above. Accordingly, neither this opinion, nor a copy hereof or extract herefrom, may be delivered to, or relied upon by, any other person or used in connection with any other transaction without our prior written consent.

Yours truly,

/s/ Dentons Canada LLP

DENTONS CANADA LLP